UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 7, 2011

SOUTHERN NATURAL GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-2745	63-0196650
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 7, 2011, Southern Natural Gas Company ("SNG") and its wholly owned subsidiary Southern Natural Issuing Corporation (together with SNG, the “Issuers”), pursuant to a Purchase Agreement dated as of June 2, 2011 (the "Purchase Agreement") among the Issuers, EPP SNG GP Holdings L.L.C., El Paso SNG Holding Company, L.L.C. and the initial purchasers named therein (collectively the "Initial Purchasers"), issued and sold $300,000,000 aggregate principal amount of its 4.40% Notes due 2021 (the "Notes") to the Initial Purchasers (the "Offering"). The Issuers issued the Notes pursuant to an indenture dated as of June 1, 1987 between the Issuers, Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank, National Association, which was successor by merger to Manufacturers Hanover Trust Company), as indenture trustee (the “Trustee”), and The Bank of New York Mellon (as successor to the Bank of New York Trust Company, N.A., as trustee under the indenture with respect to the series of securities designated 5.90% Notes due 2017 issued under the third supplemental indenture) as supplemented through the Seventh Supplemental Indenture dated as of June 7, 2011 (the "Indenture"). The Initial Purchasers will resell the Notes in private transactions in conformance with Rule 144A or Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The net proceeds from the Offering are approximately $297 million after deducting discounts and estimated offering expenses. SNG expects to use net proceeds from the Offering for growth capital expenditures and for general partnership purposes.

The Notes bear interest at 4.40% per annum on the principal amount from June 7, 2011, payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning December 15, 2011. The Notes will mature on June 15, 2021. The Notes are senior unsecured obligations of the Issuers and rank, in right of payment, the same as all of the Issuers' existing and future unsecured senior indebtedness. The Notes are not guaranteed by any of SNG's subsidiaries or parent entities.

The Issuers, at their option, may redeem the Notes, in whole or in part, at any time prior to their maturity, on not less than 30- nor more than 60-calendar days notice prior to the date of redemption in accordance with the provisions of the Indenture. If the Notes are redeemed prior to March 15, 2021 (three months prior to their maturity date), the Issuers will pay a redemption price equal to the Make-Whole Price (as defined in the Indenture). If the notes are redeemed on or after March 15, 2021 (three months prior to their maturity date), the Issuers will pay a redemption price equal to 100% of the principal amount of the notes redeemed.

The Indenture contains covenants that restrict the ability of the Issuers to create liens on SNG's assets or merge or consolidate with another entity or sell, lease or transfer substantially all of the Issuer's properties or assets to another entity. These limitations are subject to a number of important qualifications and exceptions. Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may, and the trustee at the request of such holders is required to, declare the principal of and the accrued interest on the Notes to be due and payable immediately.

On June 7, 2011, the Issuers entered into a Registration Rights Agreement with the Initial Purchasers, pursuant to which the Issuers agreed to (i) file with the Securities and Exchange Commission within 180 days following June 7, 2011, a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") relating to a registered exchange offer for the Notes under the Securities Act and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 220 days following June 7, 2011. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Notes.

In connection with the closing of the Offering, the Issuers are filing certain exhibits as part of this Form 8-K.

Item 8.01.  Other Events.

    On June 7, 2011, SNG issued a press release announcing the closing of the private offering of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1. The press release shall not constitute an offer to sell or the solicitation of an offer to buy such securities.

Item 9.01.  Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

4.1	Seventh Supplemental Indenture dated as of June 7, 2011, among the Issuers and Wilmington Trust Company, as trustee (including the form of 4.40% Note due 2021).

4.2	Registration Rights Agreement, dated as of June 7, 2011, among the Issuers and the Initial Purchasers named therein.

10.1	Purchase Agreement, dated as of June 2, 2011, among the Issuers, EPP SNG GP Holdings L.L.C., El Paso SNG Holding Company, L.L.C. and the Initial Purchasers named therein.

99.1	Press Release dated June 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ Rosa P. Jackson
Rosa P. Jackson
Vice President and Controller
(Principal Accounting Officer)

Dated:  June 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Seventh Supplemental Indenture dated as of June 7, 2011, among the Issuers and Wilmington Trust Company, as trustee (including the form of 4.40% Note due 2021).

4.2	Registration Rights Agreement, dated as of June 7, 2011, among the Issuers and the Initial Purchasers named therein.

10.1	Purchase Agreement, dated as of June 2, 2011, among the Issuers, EPP SNG GP Holdings L.L.C., El Paso SNG Holding Company, L.L.C. and the Initial Purchasers named therein.

99.1	Press Release dated June 7, 2011.